UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2005

SEMCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Michigan	001-15565	38-2144267
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Third Street, Suite A, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  810-987-2200

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On March 15, 2005, SEMCO Energy, Inc. (the “Company”) completed an offering (the “Offering”) of 325,000 shares of its 5% Series B Convertible Cumulative Preferred Stock (the “Preferred Stock”), generating gross proceeds to the Company of $65 million, to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Act”) and to persons in offshore transactions in reliance on Regulation S under the Act. The Preferred Stock was sold under a Purchase Agreement among the Company and the initial purchasers thereof (the “Purchase Agreement”).

Item 3.02    Unregistered Sales of Equity Securities.

Under the Purchase Agreement, the Company granted a 30-day option to the initial purchasers for the purchase of up to 25,000 additional shares of Preferred Stock. On March 22, 2005, the Company sold the initial purchasers 25,000 additional shares of Preferred Stock pursuant to the exercise of this option, generating gross proceeds to the Company of approximately $5 million.

Shares of Preferred Stock are convertible at the holder’s option at any time at an initial conversion rate of 26.1438 shares of the Company’s common stock per $200 liquidation preference, which represents an initial conversion price of approximately $7.65 per share of common stock. The 25,000 additional shares of Preferred Stock were sold to the initial purchasers pursuant to an exemption under Section 4(2) of the Act. Under the Purchase Agreement, the initial purchasers will resell the 25,000 additional shares of Preferred Stock to qualified institutional buyers pursuant to Rule 144A under the Act and to persons in offshore transactions in reliance on Regulation S under the Act and will be paid a fee of $187,500.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the Preferred Stock. The Preferred Stock has not been registered under the Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state laws.

Item 8.01    Other Events.

On March 22, 2005, the Company announced the sale of 25,000 additional shares of Preferred Stock to the initial purchasers of the Preferred Stock; a copy of the press release announcing this sale is included as Exhibit 99.1 hereto and incorporated by reference into this Item 8.01.

Item 9.01    Financial Statements and Exhibits.

Exhibit 99.1 Press Release issued March 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMCO Energy, Inc.
(Registrant)

Date: March 23, 2005	By:	/s/ Michael V. Palmeri

Michael V. Palmeri Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Form 8-K
March 22, 2005

Filed
Exhibit No.	Description	Herewith	By Reference

99.1	Press Release issued March 22, 2005.	x